                                                                   EXHIBIT 23(b)




                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 2 on Form S-3 to the Registration Statement on Form S-4 and related Prospectus of Trinity Industries, Inc. for the registration of 32,028 shares of its common stock and to the incorporation by reference therein of our reports dated May 9, 1996, with respect to the consolidated financial statements of Trinity Industries, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended March 31, 1996, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                        ERNST & YOUNG LLP





DALLAS, TEXAS
DECEMBER 17, 1996